Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com
Media Relations Contact:
Glen Orr
817-329-3257
glen@spmcommunications.com

Fiesta Restaurant Group, Inc. Announces Strategic Renewal Plan to Drive Long-Term Value Creation

•	Focuses on Revitalizing Restaurant Performance in Core Markets

•	Closes 30 Pollo Tropical Restaurants in Texas, Tenn. and Ga.

•	Reports Preliminary First Quarter 2017 Comparable Restaurant Sales Results

DALLAS - (Business Wire) - Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® fast casual restaurant brands, today announced an overview and initial steps in its plan to drive long-term value creation.

Strategic Renewal Plan Designed to Drive Long-Term Value Creation
As part of the Renewal Plan, the Company intends to relaunch the Pollo Tropical brand in September of this year and to relaunch the Taco Cabana brand late in the year once priority initiatives under the Renewal Plan are achieved.

Priority initiatives include the following:

Revitalizing Our Brands in Core Markets

•	Return to the founding principles that made each brand iconic

•	Improve quality and freshness of natural ingredients across the entire menu at both brands

•	Staff and manage restaurants to deliver the exceptional hospitality necessary to further build affinity and loyalty

•	Implement high quality systems that improve the guest experience and operational efficiency, including state-of-the-art digital platforms

•	Address deferred maintenance needs to bring restaurants up to a high quality standard

Managing Capital and Financial Discipline

•	Reduce costs throughout the organization to offset investments being made to enhance the guest experience

•	Until the relaunch, reduce broadcast media where possible and optimize post-launch advertising support

•	Analyze price elasticity across the restaurant portfolio, retaining a strong value proposition

•	Curtail new restaurant development and remodeling until revitalization is established

Establishing Platforms for Long Term Growth

•	Differentiate brands through refined positioning, marketing and digital strategies

•	Enhance catering and delivery capabilities, utilizing digital platforms including online ordering

•	Reformulate strategy to position each brand for successful future expansion outside of its core markets by leveraging a robust analytical process and deep industry expertise

•	Maximize cash-on-cash returns by refining restaurant prototypes to appeal to our target audience and optimizing the restaurant footprint

Store Closures

•
Today, the Company is closing all Pollo Tropical locations in Dallas-Fort Worth and Austin, Texas, and Nashville, Tennessee, however, the Company will continue to own and operate 19 Pollo Tropical restaurants outside of Florida, including 13 in Atlanta and six in south Texas in which to apply and prove successful regional strategies for future Pollo Tropical expansion beyond Florida

•	Up to five closed restaurants may be rebranded as Taco Cabana restaurants

•	Where possible, employees impacted by restaurant closures will be offered positions at nearby restaurants

Fiesta President and Chief Executive Officer Richard Stockinger said “Our strategic Renewal Plan is based on our comprehensive review of all aspects of our business to improve the guest experience and drive our results. We are igniting passion throughout our Company to provide the best quality and value to our guests within our sector, concentrating on being a leader in comp store transaction growth and margins, growing intelligently both organically and through other avenues while enhancing shareholder value.

Mr. Stockinger continued, “Fiesta’s recent growth initiatives diverted resources from our core markets and some amount of renewal is required to restore momentum in these markets. While the decision to close restaurants is never easy, we believe it is vital to focus the company’s resources and efforts on markets and locations that have proven successful for our brands. At the same time, retaining 19 Pollo Tropical restaurants in Atlanta and south Texas will provide us a low risk opportunity to refine and test our long-term growth potential. Prior disappointing expansion results in the Northeast and Texas notwithstanding, we believe the Pollo Tropical brand, featuring its fire-grilled marinated chicken, will serve as a platform for regional translation and substantial long-term growth. Taco Cabana is a Texas icon with enormous brand currency, and we believe it will benefit substantially from our revitalization plan. We will execute our plan with measured urgency, and I look forward to reporting our progress and success as the plan is implemented.”

Fiesta Chairman Stacey Rauch added “The Renewal Program that Rich and our executive team have developed exemplifies the leadership that Rich has demonstrated throughout his career. We have strong confidence in Rich’s ability to lead the execution of this plan and drive improved sustainable financial performance.”

Preliminary First Quarter 2017 Comparable Restaurant Sales Results
The Company also announced preliminary comparable restaurant sales decreased 6.7% and 4.5% at Pollo Tropical and Taco Cabana, respectively, for the first quarter 2017, which ended April 2, 2017. Industrywide headwinds, which were particularly prevalent in Florida and Texas, and the impact of sales cannibalization continued to negatively impact topline performance.

Mr. Stockinger added “recent weakness in our results are partially explained by industry trends and the disruption Fiesta has experienced with the management transition and changes in priorities. As contemplated by our Renewal Plan, we expect to see improved results by eliminating the burden of the restaurants we are closing. Further improved results should follow the implementation of our revitalization efforts and the relaunch of brand marketing later this year.”

Financial Treatment of Closures
The Company currently estimates it will recognize impairment charges of approximately $33 million to $37 million in the first quarter 2017, and related lease and other charges of $9 million to $12 million in the second quarter 2017 based on the actual timing of restaurant closures. The closed restaurants contributed approximately $27.0 million of restaurant sales and $14.6 million of pre-tax operating losses, including $4.9 million of depreciation expense and $1.8 million of pre-opening costs, to results in 2016; and estimates of approximately $6.2 million of restaurant sales and $3.8 million of pre-tax operating losses, including $1.2 million of depreciation expense, to results in the first quarter 2017. Annualized general and administrative expense savings are estimated to be $2.5 million to $2.7 million.

The Company will host its first quarter conference call and webcast to provide more details on Monday, May 8, 2017 after market close that will begin at 4:30 P.M. ET. The conference call can be accessed live over the phone by dialing 201-689-8562. A replay will be available after the call until Monday, May 15, 2017, and can be accessed by dialing 412-317-6671. The passcode is 13659179. The conference call will also be webcast live from the corporate website at www.frgi.com, under the investor relations section.

About Fiesta Restaurant Group, Inc.
Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical and Taco Cabana restaurant brands. The brands specialize in the operation of fast-casual, ethnic restaurants that offer distinct and unique Caribbean and Mexican inspired flavors with broad appeal at a compelling value. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements
Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "expects," "intends" or similar expressions. In addition, expressions of Fiesta's strategies, intentions or plans are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta's control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta's filings with the Securities and Exchange Commission.